EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Teresa M. Gyulafia                                       Jeanne Prayther
Director of Marketing Communications                     Chief Financial Officer
+ 1-561-981-2119                                         + 1-561-981-2004
tgyulafia@daleen.com                                     jprayther@daleen.com
--------------------                                     --------------------

              Daleen Reports Second Quarter 2003 Operating Results
                   Revenues Increase on New Business Activity

BOCA RATON, Fla. - July 24, 2003 - Daleen Technologies, Inc. (OTCBB: DALN.OB), a global provider of licensed and outsourced billing, customer care, event management, and revenue assurance solutions for traditional and next generation service providers, today reported revenues of $4.2 million for the second quarter of 2003, an increase over its first quarter reported revenues of $4.1 million. Net loss for the quarter was $1.4 million, or $0.03 per share, which was the same as the net loss of $1.4 million, or $0.03 per share, for the first quarter of 2003, and compared to a $2.3 million net loss, or $0.10 per share in the second quarter of 2002, prior to Daleen's acquisition of Abiliti Solutions.

     The company experienced a significant increase in new business during the second quarter, including entering into a multi-year RevChain(R) license and services contract with Empresa de Telecomunicaciones de Bogota (ETB), one of Colombia's leading telecommunications providers. The contract, which has a total value of $10.5 million, is expected to generate more than $7.6 million (net of $2.9 million of Colombian taxes) in new revenues to Daleen over the next twenty-nine months. This includes a seventeen-month implementation and a one-year maintenance commitment.

     Daleen also reported new milestones in the execution of its technology integration and market expansion strategies this quarter. The company successfully integrated its core RevChain billing software into the BillingCentral(R) ASP, and delivered the first outsourcing solution that combines RevChain with Asuriti(TM), Daleen's new event management and revenue assurance software. Launched in June, Asuriti combines the proven event management capabilities that were available in Simpliciti.net(TM) with additional configurations that are designed to allow service providers to establish an automated process for revenue capture and recovery.

     "Our results reflect a consistently high level of activity throughout our business," said Gordon Quick, president and CEO of Daleen. "Across the organization - from the product development organization, to the sales, marketing and professional services teams - our employees are successfully executing in critical areas of our business that are helping to drive sustainable revenue growth."

                                    - more -

Daleen  Reports  Second  Quarter  2003 Operating Results

Second Quarter Highlights:

        o Revenues increased for the third consecutive quarter as a result of license and service revenues from existing and new customers, including ETB and Pac-West Telecomm. Pac-West Telecomm signed a contract to implement Daleen's Asuriti for Event Management software as part of its migration from the BillPlex(R) platform to RevChain.

        o Daleen moved two new outsourcing clients into production in its BillingCentral ASP, and completed a multi-phase implementation of its licensed software for a third customer.

        o Total expenses were $5.7 million for the quarter, compared to $5.6 million for the first quarter of 2003. Quarterly expenses included approximately $145,000 in up-front costs related to stamp tax associated with the ETB contract and a write-off of $500,000 for a third-party investment.

        o The company's total cash and cash equivalents used in the quarter were $1.4 million, compared to $500,000 in the first quarter of 2003. Revenues and cash use were both affected by the bankruptcy of
          Allegiance Telecom, a significant customer of the company. As a critical vendor, subsequent to the end of the quarter Daleen received from Allegiance the balance of a mutually agreed amount for pre-petition services, pursuant to the terms of a bankruptcy court order. Allegiance is current on all post-petition payments and Daleen continues to provide services to Allegiance in accordance with the terms of its contract.


     "Given the unusual challenges and opportunities we encountered this quarter, our ability to increase revenues, while still maintaining tight control on expenses, is evidence of our continued progress in managing the business," said Jeanne Prayther, chief financial officer for Daleen. "The ETB contract, on top of our other recent customer successes, provides excellent momentum as we move into the second half of the year."

About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing, customer care, event management and revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's solutions utilize advanced technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. Core products include its RevChain(R) billing and customer management software, Simpliciti.net(TM) event management application, BillingCentral(R) ASP outsourcing services, and the new Asuriti(TM) event management and revenue assurance software. More information is available at www.daleen.com.


Information with Respect to Forward-Looking Statements. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward- looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include business concentration; the Company's ability to continue as a going concern; the ability of the Company to successfully integrate the Abiliti assets, operations and management; the Company's ability to successfully implement its aggregation strategy; our inability to achieve profitability; customers' and potential customers' market position and lack of financial resources; the costs and success of the Company's international expansion; the ability of the Company to develop and protect its intellectual property; the Company's relationship with third party software vendors and service providers; competition; the Company's ability to retain senior management and other key personnel; low price and volatility of the Company's common stock and the impact of the delisting from

The Nasdaq SmallCap Market; on-going securities class action against the Company; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including its 2003 Annual Meeting Proxy Statement and the most recently filed Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements in this news release.

                                       ###

(C)Daleen Technologies, Inc. All rights reserved. Daleen, the Daleen logo, RevChain, Simpliciti.net, Asuriti, and BillingCentral are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.

                   Daleen Technologies, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                    Unaudited


                                                                         June 30                 December 31
                                                                          2003                      2002
                                                                      ------------              ------------

                                 Assets
Current assets:
   Cash and cash equivalents                                          $      4,682              $       6,589
   Restricted Cash                                                              30                         30
   Accounts receivable, net                                                  2,282                      2,761
   Cost in excess of billings                                                  380                          -
   Other current assets                                                        407                      1,022
                                                                        ----------                -----------
                     Total current assets                                    7,781                     10,402


Property and equipment, net                                                  1,381                      1,989
Goodwill                                                                     5,086                      5,086
Other assets                                                                   438                      1,312
                                                                        ----------                -----------
                     Total assets                                     $     14,686              $      18,789
                                                                        ==========                ===========

                       Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                            329                        368
   Accrued payroll and other accrued expenses                                2,033                      2,576
   Billings in excess of costs                                                 474                        616
   Deferred revenue                                                            875                      1,279
   Other current liabilities                                                    94                        217
                                                                        ----------                -----------
                     Total current liabilities                               3,805                      5,056
   Other long term liabilities                                                   7                         26
                                                                        ----------                -----------
                     Total liabilities                                       3,812                      5,082

Total stockholders' equity                                                  10,874                     13,707
                                                                        ----------                -----------

                       Total liabilities and stockholders' equity     $     14,686              $      18,789
                                                                        ==========                ===========



                   Daleen Technologies, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                      (in thousands except per share data)
                                    Unaudited



                                                                       Three Months Ended                  Six Months Ended
                                                                 -----------------------------------   ----------------------
                                                             June 30         March 31        June 30      June 30     June 30
                                                              2003            2003            2002          2003       2002
                                                            --------        ----------    -----------    --------  ----------

Revenue:
   Professional services and other                        $      3,982      $    3,824   $      1,290    $  7,809  $    2,983
   License fees                                                    231             245            753         475         963
                                                           -----------       ---------    -----------     -------   ---------

                            Total revenue                        4,213           4,069          2,043       8,284       3,946
                                                           -----------       ---------    -----------      ------   ---------

Cost of revenue:
   Professional services and other                               1,109           1,067            608       2,165       1,614
   License fees                                                    165             303             63         468          98
                                                           -----------       ---------    -----------      ------   ---------

                            Total cost of revenue                1,274           1,370            671       2,633       1,712
                                                           -----------       ---------    -----------      ------   ---------

Gross margin                                                     2,939           2,699          1,372       5,651       2,234

Operating expenses:
   Sales and marketing                                             831             900          1,083       1,732       2,233
   Research and development                                      1,602           1,681          1,054       3,284       2,386
   General and administrative                                    1,517           1,614          1,250       3,129       2,583
   Impairment charges                                              500               -              -         500           -
   Restructuring charges                                             -               -            745           -         745
                                                           -----------       ---------    -----------      ------   ---------

                            Total operating expenses             4,450           4,195          4,132       8,645       7,947
                                                           -----------       ---------    -----------      ------   ---------

Operating loss                                                 (1,511)         (1,496)        (2,760)     (2,994)     (5,713)
                                                           -----------       ---------    -----------      -------  ---------

Total interest income and nonoperating expense, net                 99              78            509         163         659
                                                           -----------       ---------    -----------      ------   ---------

Net loss applicable to common shareholders                $    (1,412)      $  (1,418)   $    (2,251)    $(2,831)  $  (5,054)
                                                           ===========       ==========    ==========     =======   =========

   Net loss applicable to common shareholders per share -
           basic and diluted                              $     (0.03)      $   (0.03)   $     (0.10)    $ (0.06)  $   (0.22)
                                                           ===========       =========    ===========     =======   =========

Weighted average outstanding shares - basic and diluted         45,829          45,829         23,532     45,829       22,882
                                                           ===========       =========    ===========     ======    =========

